EXHIBIT 3.2

BYLAWS
OF
NATIVE AMERICAN ENERGY GROUP, INC.,
(A DELAWARE CORPORATION)

ARTICLE I
Stockholders

SECTION 1. Annual Meetings.

a.
All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

b.
Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, a Board of Directors shall be elected or, during such time as the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) provides for a classified Board of Directors, that class of directors the term of which shall expire at the meeting shall be elected, and the Stockholders shall transact such other business as may properly be brought before the meeting.

c.
Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days or more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

d.
The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

SECTION 2. Special Meetings.

a.
Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, shall be called only by the Chairman of the Board or by the Secretary upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

b.
Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

c.
Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

SECTION 3. Quorums.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law (“Delaware Law”) or by the Certificate of Incorporation. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

SECTION 4. Organization.

Meetings of Stockholders shall be presided over by the Chairman of the Board, if any, or if none or in the Chairman’s absence, by the President, if any, or if none or in the President’s absence, by the Executive Vice President, if any, or if none or in the Executive Vice President’s absence, by a chairman to be designated by the Chairman of the Board. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

SECTION 5. Voting; Proxies; Required Vote.

a.
At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation (including resolutions designating any class or series of preferred stock pursuant to Article IV of the Certificate of Incorporation) provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. Except as otherwise required by law or the Certificate of Incorporation, at all elections of directors the voting may but need not be by ballot and a plurality of the votes entitled to vote thereon that are cast shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes entitled to vote thereon that are cast.

b.
Where a separate vote by a class or classes is required on a matter by law or the Certificate of Incorporation, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, and the affirmative vote of the majority of shares of such class or classes entitled to vote thereon that are cast shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

SECTION 6. Inspector of Election.

The Board of Directors, in advance of any meeting, may, but need not, unless required by Delaware Law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, unless required by Delaware Law, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7. Stockholder Proposals and Nominations.

a.
No proposal for a stockholder vote shall be submitted by a Stockholder (a “Stockholder Proposal”) to the Corporation’s Stockholders unless the Stockholder submitting such proposal (the “Proponent”) shall have filed a written notice in accordance with subsection (c) hereof setting forth with particularity (i) the names and business addresses of the Proponent and all persons or entities (collectively, the “Persons”) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and Stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any Stockholders’ meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

b.
Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations (if any), or who are nominated by Stockholders in accordance with the procedures set forth in this Section 7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of Stockholders at which directors are to be elected may be made by any Stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 7. Nominations by Stockholders shall be made by written notice filed in accordance with subsection (c) hereof (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any Company registered as an investment Company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation’s books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any Stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

c.
Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation 120 days or more before the date of the anniversary of the last annual Stockholders’ meeting if such Stockholder Proposal or Nomination Notice is to be submitted at an annual Stockholders’ meeting, unless the meeting is to be held  more than 60 days in advance of such anniversary date, in which event the Stockholder Proposal or Nomination Notice shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the meeting was given. Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of Stockholders was given if the Nomination Notice is to be submitted at a special Stockholders’ meeting.

ARTICLE II
Board of Directors

SECTION 1. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

1.	To declare dividends from time to time in accordance with law;

2.	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

3.	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non negotiable, secured or unsecured, and

4.	To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

5.	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

6.
To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

7.	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

8.	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs; and

9.	To appoint one of the independent directors to serve as Presiding Director and to designate the authority and responsibilities of the Presiding Director.

SECTION 2. Qualification; Number; Term; Remuneration.

a.
Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors which shall constitute the entire board shall be three (3). The number of directors may from time to time be increased or decreased to not less than one or more than seven by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. One of the directors shall be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

b.
Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum.

A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

SECTION 4. Annual Meeting.

At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

SECTION 5. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

SECTION 6. Special Meetings.

 Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 12 hours before the meeting; provided, however, that if less than five days’ notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 6. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

SECTION 7. Organization.

At all meetings of the Board of Directors, the Chairman or in the Chairman’s absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as Secretary.

SECTION 8. Resignation and Removal.

Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman or Secretary, unless otherwise specified in the resignation. Subject to the limitations stated in the Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of its then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director or the entire Board of Directors may be removed from office before the expiration of the applicable term of office only with cause. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office until the next annual meeting of stockholders.

SECTION 9. Vacancies.

Unless otherwise provided in these Bylaws or the Certificate of Incorporation, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

SECTION 10. Preferred Directors.

Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation.

ARTICLE III
Committees

SECTION 1. Appointment; Powers.

The Board of Directors may designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Committee, to the extent provided in the resolution, shall, have and may exercise, to the extent permitted by Delaware Law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders,  any action or matter required to be submitted to the Stockholders for approval, (ii) adopt, amend or repeal any By-Law or (iii) take any action that it is not  permitted to take pursuant to Delaware Law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2. Procedures, Quorum and Manner of Acting.

Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative  vote of a majority of the members of the Committee present shall be the act of  the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

SECTION 3. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

ARTICLE IV
Officers

SECTION 1. Election and Qualifications.

The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration.

The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal.

Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

SECTION 4. Powers and Duties of Officers.

a.
The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and  perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

b.
If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

c.
A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

d.
The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

e.
The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

f.
The Corporate Controller, if there be one, shall be the Corporation’s principal accounting officer, and shall have all duties and authority in connection with financial reporting and related matters that are incident to such position.

g.
Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

ARTICLE V
Contracts, Etc.

SECTION 1. Contracts.

The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into, or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. In addition, the officers may enter into, execute and deliver such undertakings in the ordinary course of business, and authorize other persons to enter into, execute and deliver such undertakings in the ordinary course of business, in connection with the officers’ exercise of their powers enumerated in these Bylaws.

SECTION 2. Proxies; Powers of Attorney; Other Instruments.

a.
The Chairman of the Board, the President, any Vice President, the Treasurer or  any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman of the Board, the President, such Vice President or the Treasurer shall approve (to the extent in the ordinary course of business or, in other instances, as may be authorized by the Board of Directors), such approval to be conclusively evidenced by the  execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

b.
The Chairman of the Board, the President, any Vice President, the Treasurer or any other person to the extent authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may vote any and all stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or other equity interest. The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE VI
Books and Records

SECTION 1. Location.

The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws or by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders.

Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder’s address as it appears on the records of the Corporation, and shall be deemed given when delivered personally or deposited in the mails for mailing to such address.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

a.
In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

b.
In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede  the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII
Certificates Representing Stock

SECTION 1. Certificates; Signatures.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. In furtherance and not in limitation of the foregoing, the Board of Directors shall have authority to authorize a direct registration system whereby the registration of the issuance and transfer of any or all of the shares of any or all classes and series of capital stock of the Company may, to the extent permitted by applicable law, be entered in the Company’s stock records in book-entry form without the issuance of certificates therefore.

SECTION 2. Record Ownership.

The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and   regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 3. Transfer of Record Ownership.

Transfer of stock in certificated form shall be made on the books of the Corporation only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefore and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

SECTION 4. Fractional Shares.

The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair  value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

SECTION 5. Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of  Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of  any such new certificate.

SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates.

The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

ARTICLE VIII
Dividends

Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE IX
Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the     application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the requisite majority of Stockholders, to the fullest extent permitted by Delaware Law, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X
Corporate Seal

The corporate seal shall be in form of a circular inscription which contains the words “Corporate Seal” and such additional information as the officer inscribing such seal shall determine in such officer’s sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

ARTICLE XI
Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XII
Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XIII
Amendments

Bylaws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation’s capital stock then entitled to vote generally in the election of directors.

ARTICLE XIV
Indemnification

SECTION 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an  employee benefit plan (collectively, “another enterprise” or “other  enterprise”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) (“Losses”) actually and reasonably incurred or suffered by such person in connection with such Proceeding. Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

SECTION 2. Permissive Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Proceeding, by reason of the fact (a) that he or she is or was an employee or agent of the Corporation or (b) that he or she, not being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of another enterprise, may be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law as the same exists or may hereafter be amended, against all Losses actually and reasonably incurred or suffered by such person in connection with such Proceeding.

SECTION 3. Authorization of Indemnification.

Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination   that indemnification of a person is proper in the circumstances because such person has met the applicable standards of conduct, if any, required by Delaware Law. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) by a committee of  such directors designated by majority vote of such directors, even though less  than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iv) by the Stockholders or (v) as Delaware Law may otherwise permit. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Good Faith Defined.

To the extent that Delaware Law requires a determination that a person has acted in good faith before indemnification is permitted under this Article, then, to the extent permitted by law, for purposes of any determination under Section 3 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met any applicable standard of conduct.

SECTION 5. Proceedings Initiated by Indemnified Persons; Settlements.

a.
Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a compulsory counterclaim, cross-claim or third-party claim brought in any Proceeding or to the extent required by Section 7 of this Article in connection with a suit to enforce a claim for indemnification or advancement of expenses  under this Article.

b.
Notwithstanding any provisions of this Article to the contrary, the Corporation shall not be required to indemnify any person pursuant to this Article in respect of amounts paid in settlement of any Proceeding affected without the written consent of the Corporation. The Corporation shall not unreasonably withhold or delay its consent to any proposed settlement.

SECTION 6. Expenses Payable In Advance.

Expenses (including attorneys’ and other professionals’ fees) reasonably incurred by a present officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Expenses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Expenses (including attorneys’ and other professionals’ fees) reasonably incurred by former directors and officers or other employees and agents in defending any threatened or pending Proceeding may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7. Suits Seeking to Enforce Right to Indemnification or Advancement of Expenses.

If a claim under Section 1 or under the first sentence of Section 6 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to enforce his or her right to indemnification or advancement of expenses, as the case may be, and if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expenses (including attorney’s and other professionals’ fees) of prosecuting such suit. It shall be a defense to any such suit seeking to enforce a right to indemnification (but not to a suit seeking to enforce a right to advancement of expenses) that the claimant has not met any applicable standard of conduct required by Delaware Law for the Corporation to indemnify such claimant, but the burden of proving such defense shall be on the Corporation. In any suit brought by a claimant to enforce a right to indemnification or to advancement of expenses under this Section 7, or brought by the Corporation to recover an advancement of expenses to any person (whether pursuant to an undertaking or otherwise), the burden of proving that the claimant or other person to whom expenses were advanced is not entitled to be indemnified or to such advancement of expenses, shall be on the Corporation.

SECTION 8. Non-exclusivity and Survival of Indemnification.

The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights to indemnification conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

SECTION 9. Meaning of certain terms in connection with Employee Benefit Plans, etc.

For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 10. Insurance.

The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.